Exhibit 99.1

News Release

Investor Contacts:

KCSA Strategic Communications

Jeffrey Goldberger / Philip Carlson

+1 212.896.1249 / +1 212.896.1233

jgoldberger@kcsa.com / pcarlson@kcsa.com

RHINO RESOURCE PARTNERS LP ANNOUNCES

FOURTH QUARTER DISTRIBUTION

LEXINGTON, KY (January 24, 2011) — Rhino Resource Partners LP (NYSE: RNO) (“Rhino” or the “Partnership”) today is pleased to announce a cash distribution of $0.4208 per common unit and subordinated unit, which corresponds to the minimum quarterly distribution of $0.445 per unit, or $1.78 per unit on an annualized basis, prorated for the portion of the quarter after October 5, 2010, the closing date of Rhino’s initial public offering. This distribution will be paid on February 14, 2011 to all unitholders of record as of the close of business on February 1, 2011.

About Rhino Resource Partners LP

Rhino is a growth-oriented limited partnership formed to control and operate steam and metallurgical coal properties and related assets in Central Appalachia, Northern Appalachia, the Illinois Basin and the Western Bituminous region. In addition, the Partnership intends to expand its operations through strategic acquisitions, including the acquisition of stable, cash generating non-coal natural resource assets to enable Rhino to increase its cash distributions over time.

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